Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-107046; File No. 333-129606; File No. 333-136519; File No. 333-152995; File No. 333-161249; File 333-168714; File 333-176199; File No. 333-181447; and File No. 3-183289) of DTS, Inc. of our report dated March 14, 2012 relating to our audits of the December 31, 2011 and 2010 consolidated balance sheets of SRS Labs, Inc. and Subsidiaries (collectively the “Company”), the Company’s consolidated income statements, statements of stockholders’ equity, and statements of cash flows for each of the years in the three-year period ended December 31, 2011, the Company’s financial statement Schedule II for the years ended December 31, 2011, 2010, and 2009 and the Company’s internal control over financial reporting as of December 31, 2011, which appear in this Current Report on Form 8-K/A of DTS, Inc. dated July 18, 2012 and expected to be filed on or about September 28, 2012.

/s/ Squar, Milner, Peterson, Miranda & Williamson, LLP

Newport Beach, California

September 28, 2012